 Registration No. _____________
As filed with the Securities and Exchange Commission on December 18, 2008

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
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SWIFT ENERGY COMPANY
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	20-3940661 (I.R.S. Employer Identification No.)

16825 Northchase Dr., Suite 400
Houston, Texas 77060
(Address of Principal Executive Offices) (Zip Code)

SWIFT ENERGY COMPANY
EMPLOYEE STOCK PURCHASE PLAN

Laurent A. Baillargeon
General Counsel
Swift Energy Company
16825 Northchase Dr., Suite 400
Houston, Texas 77060
 (Name and address of agent for service)

(281) 874-2700
(Telephone number, including area code, of agent for service)

Copies to:

Donald W. Brodsky Baker & Hostetler, LLP 1000 Louisiana, 20th Floor Houston, Texas 77002 (713) 646-1335	Christopher M. Abundis Corporate Counsel and Assistant Secretary Swift Energy Company 16825 Northchase Dr., Suite 400 Houston, Texas 77060 (281) 874-2700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price per Share(3)(4)	Proposed Maximum Aggregate Offering Price(3)(4)	Amount of Registration Fee(4)
Common Stock, $.01 par value per share(5)	200,000 shares	$18.54	$3,708,000	$145.72

(1)	Represents 200,000 additional shares issuable under the Swift Energy Company Employee Stock Purchase Plan (the “Plan”).
(2)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), is deemed to include additional shares issuable under the terms of the Plan to prevent dilution resulting from any future stock split, stock dividend or similar transaction.

(3)	Estimated solely for the purpose of calculating the registration fee.
(4)
Calculated pursuant to Rule 457(c) and (h).  Accordingly, the price per share of the common stock offered hereunder pursuant to the Plan is based on 200,000 shares reserved for issuance under the Plan at a price per share of $18.54, which is the average of the highest and lowest selling price for the shares on the New York Stock Exchange on December 12, 2008.

(5)
Each share of common stock is accompanied by a preferred share purchase right pursuant to the Rights Agreement (as amended and restated as of March 31, 1999, and as further amended by Amendment No. 1 and Amendment No. 2 to Rights Agreement dated December 12, 2005 and December 21, 2006, respectively) between Swift Energy Company and American Stock Transfer & Trust Company, as Rights Agent.

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 (the “Registration Statement”) of Swift Energy Company (the “Company” or the “Registrant”) is being filed pursuant to General Instruction E to Form S-8 under the Securities Act to register 200,000 additional shares of the Company’s common stock, $0.01 par value (the “Common Stock”) under the Swift Energy Company Employee Stock Purchase Plan (the “Plan”).  This Registration Statement on Form S-8 hereby incorporates by reference the contents of the Registrant’s registration statement on Form S-8 filed with the Securities and Exchange Commission on June 15, 1994 (Registration No. 3380228) and Post-Effective Amendment No. 1 to Form S-8 filed with the Securities and Exchange Commission on December 29, 2005 (Registration No. 3380228).

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8.  Exhibits.

Exhibit Number	Description
5.1*	Opinion of Counsel
23.1*	Consent of Ernst & Young LLP
23.2	Consent of Counsel (contained in Exhibit 5.1)
24.1	Powers of Attorney (contained in the signature pages to this Registration Statement)

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas, on the 17th day of December, 2008.

SWIFT ENERGY COMPANY
By:	/s/ Terry E. Swift
Terry E. Swift Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Terry E. Swift, Bruce H. Vincent and Alton D. Heckaman, Jr., and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming that each of said attorneys-in-fact and agents or his substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date
/s/ Terry E. Swift
Terry E. Swift	Chief Executive Officer (Principal Executive Officer) and Chairman of the Board	December 17, 2008
/s/ Bruce H. Vincent
Bruce H. Vincent	President and Director	December 17, 2008
/s/ Alton D. Heckaman, Jr.
Alton D. Heckaman, Jr.	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 17, 2008
/s/ David W. Wesson
David W. Wesson	Controller (Principal Accounting Officer)	December 17, 2008

Signature	Capacity	Date
/s/ Raymond E. Galvin
Raymond E. Galvin	Vice-Chairman of the Board	December 17, 2008
/s/ Deanna L. Cannon
Deanna L. Cannon	Director	December 17, 2008
/s/ Douglas J. Lanier
Douglas J. Lanier	Director	December 17, 2008
/s/ Greg Matiuk
Greg Matiuk	Director	December 17, 2008
/s/ Henry C. Montgomery
Henry C. Montgomery	Director	December 17, 2008
/s/ Clyde W. Smith, Jr.
Clyde W. Smith, Jr.	Director	December 17, 2008
/s/ Charles J. Swindells
Charles J. Swindells	Director	December 17, 2008

INDEX TO EXHIBITS

Exhibit Number	Description
5.1*	Opinion of Counsel
23.1*	Consent of Ernst & Young LLP
23.2	Consent of Counsel (contained in Exhibit 5.1)
24.1	Powers of Attorney (contained in the signature pages to this Registration Statement)

* Filed herewith